UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2014

KBS REAL ESTATE INVESTMENT TRUST II, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-53649	26-0658752
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
Disposition of CityPlace Tower
On April 6, 2011, KBS Real Estate Investment Trust II, Inc. (the “Company”), through an indirect wholly owned subsidiary, KBSII CityPlace Tower, LLC (the “Owner”), purchased an 18-story office building containing 295,933 rentable square feet on approximately 1.25 acres of land in West Palm Beach, Florida (“CityPlace Tower”). On August 21, 2014, the Company sold CityPlace Tower to a purchaser unaffiliated with the Company or its advisor for $150.0 million. The aggregate cost of CityPlace Tower was $131.0 million, which includes the initial purchase price of $126.5 million plus capital expenditures and lease commissions since acquisition and acquisition fees and expenses of $4.5 million.
In connection with the disposition of CityPlace Tower, the purchaser assumed a mortgage loan with an outstanding principal balance of $71.0 million secured by CityPlace Tower from the Owner.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST II, INC.

Dated: August 21, 2014	BY:	/s/ David E. Snyder
David E. Snyder
Chief Financial Officer